Consent of Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of Gabelli Large Cap Value Portfolio, a series of The Legends Fund, Inc., relating to the reorganization into the Touchstone Value Plus Fund, a series of Touchstone Variable Series Trust, and to the incorporation by reference of our report dated August 2, 2002, with respect to each of the portfolios of The Legends Fund, Inc. in this Registration Statement (Form N-14AE) dated January 31, 2003.


                                                       /s/ Ernst & Young LLP


Kansas City, Missouri
January 28, 2003